                                                                 Exhibit 23.2


                        Consent of Independent Auditors


We consent to the incorporation by reference of our report dated May 9, 1997, in the Registration Statement (Form S-8) pertaining to Advanced Technology Materials, Inc. 1987 Stock Plan, with respect to the combined financial statements of Advanced Delivery & Chemical Systems and Affiliates included in the Form 8-K, filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP



Austin, Texas
October 6, 1997